UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 21, 2008
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2008, the Board of Directors of Maxim Integrated Products, Inc. (the "Company") amended and restated its Bylaws (the "Amended Bylaws"). The following is a summary of the changes effected by the adoption of the Amended Bylaws, which is qualified in its entirety by the Amended Bylaws and Exhibit 3.4 to this current report:

  The Amended Bylaws impose advance notice requirements for stockholders seeking to nominate directors or propose other business at a stockholders meeting or to have a stockholder proposal considered for inclusion in the Company's proxy statement.

  The Amended Bylaws provide that special meetings of the stockholders of the Company may be called for any purpose by the Board of Directors. Prior to the effectiveness of the Amended Bylaws, the Board of Directors or stockholders holding at least 10% of the voting power of the Company had the ability to call special meeting of the stockholders for any purpose.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.
Exhibit No.	Description
3.4	Amendments to the Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Tunç Doluca Tunç Doluca Chief Executive Officer

Date: August 27, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.4	Amendments to the Bylaws of the Company PDF provided as a courtesy